Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Green Irons Holdings Corp., a Nevada corporation (the “Company”) on Form 10-KSB for the year ended April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sandy McDougall, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Green Irons Holdings Corp., and will be retained by Green Irons Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

July 30, 2008
/s/ Sandy McDougall
Sandy McDougall
Chief Executive Officer and Chief Financial Officer